Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 5, 2006 is by and among AUTOZONE, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto, BANK OF AMERICA, N.A., as Administrative Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent.

W I T N E S S E T H

WHEREAS, a $300,000,000 term loan has been established pursuant to the terms of that certain Credit Agreement dated as of December 23, 2004 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the Syndication Lender;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments. Effective upon the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) The Credit Agreement is hereby amended by replacing each reference to “Fleet National Bank” and “Fleet” therein with a reference to “Bank of America, N.A.” and “Bank of America”.

(b) Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Applicable Percentage” to delete the next to the last sentence thereof and replace it with the following:

“Such determinations by the Administrative Agent shall be conclusive, absent convincing evidence to the contrary.”

(c) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated EBITDA” to insert the following phrase at the end of the first sentence thereof, immediately prior to the reference to “.”:

“or otherwise defined herein”

(d) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated Net Income” to insert the following phrase immediately following the word “excluding”:

“(i) share-based expenses and all other non-cash charges (other than any such charges that would result in an accrual or a reserve for cash charges in the future), and (ii)”

(e) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated Rents” to insert the following phrase at the end of the first sentence thereof, immediately prior to the reference to “.”:

“, but excluding rental expense related to any operating lease that has been converted to a Capital Lease”

(f) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Funded Indebtedness” in its entirety and replacing it with the following:

“Funded Indebtedness” means, with respect to any Person (for purposes of this sentence only, the "Debtor"), without duplication and on a consolidated basis, (i) all Indebtedness of such Debtor for borrowed money; (ii) all purchase money Indebtedness of such Debtor, including without limitation the principal portion of all obligations of such Debtor under Capital Leases; (iii) all Guaranty Obligations of such Debtor with respect to Funded Indebtedness of another Person; (iv) the maximum amount of all (x) drawn and unreimbursed documentary letters of credit, (y) standby letters of credit and (z) bankers acceptances, in each case issued or created for the account of such Debtor and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Debtor, whether or not such Funded Indebtedness has been assumed. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

(g) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Indebtedness” in its entirety and replacing it with the following:

“Indebtedness” of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) subject to the proviso below, the maximum amount of all letters of credit issued or bankers’ acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided that Indebtedness shall not include (i) any documentary letters of credit or other letters of credit used by such Person for the financing of inventory in the ordinary course of business, except to the extent such letters of credit have been drawn upon and unreimbursed or (ii) any amounts received by such Person pursuant to a Commercial Credit Business Arrangement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

(h) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Mexican Subsidiaries” to insert the following phrase immediately prior to the first reference to “and”:

“Controladora AutoZone, S. de R.L. de C.V.,”

(i) Section 1.1 of the Credit Agreement is hereby further amended to insert the following definition in the appropriate alphabetical order:

"Arrangers" means Banc of America Securities LLC and Wachovia Capital Markets, LLC, together with any successors or assigns.

“Bank of America” means Bank of America, N.A. and its successors, as successor to Fleet National Bank.

(j) Section 3.2 of the Credit Agreement is hereby amended by deleting the reference to “2:00 P.M.” and replacing it with a reference to “11:00 A.M.”.

(k) Section 3.2 of the Credit Agreement is hereby further amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“Each such extension or conversion shall be effected by a Financial Officer of the Borrower giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto.”

(l) Section 3.15(c) of the Credit Agreement is hereby amended by deleting the phrase “prima facie, but not conclusive” and replacing it with the phrase “conclusive, absent convincing evidence to the contrary”.

(m) Section 5.11(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.”

(n) Section 6.1(a) of the Credit Agreement is hereby amended by deleting the phrase “a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows” and replacing it with the following:

“as of the end of such fiscal year, a consolidated balance sheet, consolidated statement of income, consolidated statement of stockholders’ equity and consolidated statement of cash flows of the Borrower and its Subsidiaries”

(o) Section 6.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Quarterly Financial Statements. Beginning with the fiscal quarter ending May 6, 2006, as soon as available, and in any event within the earlier of (i) the 50th day after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) the day that is five (5) Business Days after the date the Borrower's quarterly report on Form 10-Q is required to be filed with the Securities and Exchange Commission, as of the end of such fiscal quarter, together with a related condensed consolidated balance sheet, a condensed consolidated statement of income and a condensed consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, except for the condensed consolidated balance sheet that will be presented in comparative form to the Borrower’s most recent audited consolidated balance sheet, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(p) Section 6.1(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Notices. The Borrower will give written notice to the Administrative Agent (a) immediately upon obtaining knowledge thereof, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto and (b) upon occurrence of any of the following with respect to the Borrower or any of its Subsidiaries: (i) promptly upon the Borrower’s determination thereof, the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which is reasonably likely to have a Material Adverse Effect, (ii) promptly upon the Borrower’s determination thereof, the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) immediately upon obtaining knowledge thereof, of any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.”

(q) Section 7.5(c) of the Credit Agreement is hereby amended by deleting the reference to “$50,000,000” therein and replacing it with a reference to “$100,000,000”.

(r) Section 10.1(a)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) if to the Administrative Agent (for payments and requests for Credit Extensions):

Bank of America, N.A.
2001 Clayton Road, Building B
Mail Code: CA4-702-02-25
Concord, CA 94520-2405
Attention: Glenis Croucher
Telephone: 925-675-8328
Facsimile: 888-969-3315
Electronic Mail: glenis.croucher@bankofamerica.com

Payment Instructions:

Bank of America, N.A.
New York, NY
ABA # 026 009 593
Account No.: 3750836479
Account Name: Credit Services #5596
Ref: AutoZone

Other notices to the Administrative Agent:

Bank of America, N.A.
Agency Management
101 North Tryon Street, 15th Floor
Mail Code: NC1-001-15-14
Charlotte, NC 28255
Attention: Kimberly Crane
Telephone: 704-387-5451
Facsimile: 704-409-0901
Electronic Mail: kimberly.crane@bankofamerica.com.”

(s) Section 10.3(b) of the Credit Agreement is hereby amended by deleting the phrase “of $3,500” and replacing it with the phrase “in accordance with Schedule 10.3(c)”.

(t) Section 10 of the Credit Agreement is hereby further amended by inserting the following as a new Section 10.18:

“10.18 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor either Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or either Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor either Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor either Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship arising out of the transactions contemplated hereby; and (v) the Administrative Agent and Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty arising out of the transactions contemplated hereby.”

(u) The Schedules to the Credit Agreement are hereby amended by (i) inserting Schedule 10.3(c) and (ii) deleting Schedules 5.5 and 7.5 in their entirety and replacing them with Schedules 5.5 and 7.5 attached hereto as Exhibit A.

3. Condition Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a) counterparts of this Amendment duly executed by the Borrower and the Required Lenders;

(b) evidence that the “Closing Date” as defined in each of (i) that certain Four-Year Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent and (ii) that certain Second Amended and Restated Five-Year Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent have been has occurred, and such agreements have become effective;

(c) Fees. Any fees required to be paid on or before the First Amendment Effective Date shall have been paid.

(d) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all costs and expenses of Moore & Van Allen PLLC, outside counsel to the Administrative Agent, to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts as shall constitute its reasonable estimate of such costs and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e) Accuracy of Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Section 4 hereof shall be true and correct on and as of the First Amendment Effective Date.

(f) No Default. No Default shall exist and be continuing as of the First Amendment Effective Date.

4. Representations and Warranties. The Borrower hereby represents and warrants that (a) it has the requisite organizational power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary organizational action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5. No Other Changes; Ratification. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Credit Documents shall remain in full force and effect. The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

7. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9. Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:     AUTOZONE, INC.

By: /s/ James A. Cook III
Name: James A. Cook III
Title: Vice President and Treasurer

By: /s/ Harry L. Goldsmith
Name: Harry L. Goldsmith
Title: Executive Vice President, Secretary &
General Counsel

ADMINISTRATIVE
AGENT:                         BANK OF AMERICA, N.A.,
as Administrative Agent

By:/s/ Mollie S. Camp
Name: Mollie S. Camp
Title: Vice President

LENDERS:                        BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Dan Killian
Name: Dan M. Killian
Title: Senior Vice President

Wachovia Bank, National Association

By: /s/ Anthony D. Braxton
Name: Anthony D. Braxton
Title: Director

BNP PARIBAS

By: /s/ Brad Ellis
Name: Brad Ellis
Title: Vice President

By: /s/ Aurora Abella
Name: Aurora Abella
Title: Vice President

[LENDER] Regions Bank

By: /s/ Corey Burgess
Name:
Title: Vice President

Calyon New York Branch

By: /s/ David P. Cagle
Name: David P. Cagle
Title: Managing Director

By: /s/ Brian Myers
Name: Brian Myers
Title: Managing Director

Union Bank of California N.A.

By: /s/ Theresa L. Rocha
Name: Theresa L. Rocha
Title: Vice President

Fifth Third Bank

By: /s/ John K. Perez
Name: John K. Perez
Title: Vice President

[US Bank National Association]

By: /s/ Heather Hinkelman
Name: Heather Hinkelman
Title: Banking Officer

The Bank of New York

By: /s/ Scott DeTraglia
Name: Scott DeTraglia
Title: Vice President

The Chiba Bank, Ltd.

By: /s/ Morio Tsumita
Name: Morio Tsumita
Title: General Manager

Comerica Bank

By: /s/ Heather Whiting
Name: Heather Whiting
Title: Assistant Vice President